                                                                    EXHIBIT 99.1


                                  EMPEG LIMITED
                 ----------------------------------------------

                           RULES OF THE EMPEG LIMITED
                         COMPANY SHARE OPTION PLAN 1999
                 ----------------------------------------------


                                  ERNST & YOUNG
                              ONE BRIDEWELL STREET
                                     BRISTOL
                                     BS1 2AA

                                  EMPEG LIMITED

                         COMPANY SHARE OPTION PLAN 1999

INDEX

CLAUSE HEADING                                                   CLAUSE NUMBER
--------------                                                   -------------
DEFINITIONS AND INTERPRETATION                                          1

Definitions                                                           1.1
Interpretations                                                       1.2
Statutory Provisions                                                  1.3
Clause Headings                                                       1.4
References                                                            1.5
Title                                                                 1.6

LIFE OF THE PLAN                                                        2

INDIVIDUAL LIMITS                                                       3

Revenue Limit                                                         3.1
Market Value                                                          3.2

OVERALL LIMITS                                                          4

Aggregate Limit for all the Company's Share Schemes                   4.1
Company Selective Share Scheme Limit                                  4.2
Annual Limit for all the Company's Share Schemes                      4.3
Exclusions                                                            4.4
Options to be Disregarded                                             4.5

GRANT OF OPTIONS                                                        5

Board Discretion                                                      5.1
Acquisition Price                                                     5.2
Performance Conditions                                                5.3

OPTION CERTIFICATES                                                     6

Issue                                                                 6.1
Content                                                               6.2

RENUNCIATION OF OPTIONS                                                 7

RIGHTS TO EXERCISE OPTIONS                                              8

General Exercise Rights                                               8.1
Latest Exercise Date                                                  8.2
Cessation of Employment                                               8.3
Takeovers                                                             8.4
Reconstructions                                                       8.5
Compulsory Purchase                                                   8.6
Voluntary Winding Up                                                  8.7
Material Interest                                                     8.8
Performance Conditions                                                8.9
Lapse Rights                                                         8.10

                                  EMPEG LIMITED

                         COMPANY SHARE OPTION PLAN 1999

INDEX (CONT'D)

CLAUSE HEADING                                                   CLAUSE NUMBER
--------------                                                   -------------
EXERCISE OF OPTION                                                      9

Notice                                                                9.1
Partial Exercise                                                      9.2
Allotment                                                             9.3
Share Certificate                                                     9.4
Ranking of Shares                                                     9.5
Application for Quotation                                             9.6

EXCHANGE OF OPTIONS ON A TAKEOVER                                      10

Replacement of Options                                               10.1
Option Certificates                                                  10.2
Lapse of Options                                                     10.3
No Immediate Exercise                                                10.4

VARIATION OF CAPITAL                                                   11

Adjustment                                                           11.1
Auditors' Confirmation                                               11.2
Inland Revenue Approval                                              11.3
Notice of Adjustment                                                 11.4

ADMINISTRATION AND ALTERATION                                          12

Discretion of the Board                                              12.1
Board Decisions                                                      12.2
Amendments                                                           12.3
Inland Revenue Consent                                               12.4
Rights of Option Holders                                             12.5
Notice of Alteration                                                 12.6
Circulars                                                            12.7
Cost                                                                 12.8

GENERAL                                                                13

Availability of Shares                                               13.1
Employment Rights                                                    13.2
Non-Admission                                                        13.3
Consequence of Lapse                                                 13.4
Transfer, Assignment or Charge                                       13.5
Cessation of employment                                              13.6
Status of Auditors                                                   13.7
Notices                                                              13.8
Law                                                                  13.9

THE FIRST SCHEDULE:                Option Certificate

THE SECOND SCHEDULE:               Form of Renunciation

THE THIRD SCHEDULE:                Notice of Exercise

                                  EMPEG LIMITED

                         COMPANY SHARE OPTION PLAN 1999

             Scheme Rules approved under Section 185 and Schedule 9
                      Income and Corporation Taxes Act 1988


1.      DEFINITIONS AND INTERPRETATION

1.1.    DEFINITIONS: In these rules:

"Acquisition Price"                     means the price at which each Share
                                        subject to an Option may be acquired on
                                        the exercise of that Option as
                                        determined pursuant to Rule 5.2;

"Alternative Investment Market"         means the Alternative Investment Market
                                        of the Stock Exchange;

"Approved Scheme"                       means a scheme established by the
                                        Company or by any Associated Company and approved by the Board of Inland Revenue under Paragraph 1 of Schedule 9;

"Associated Company"                    means any associated company of the
                                        Company within the meaning of Section
                                        416 of the Taxes Act;

"the Auditors"                          means the auditors of the Company for
                                        the time being;

"the Board"                             means the board of directors of the
                                        Company as from time to time constituted or one or more persons duly appointed by such board of directors and having such powers as the board may from time to time decide;

"the Commencement Date"                 means the date on which the Company
                                        received notice that the Plan has been
                                        approved by the Board of Inland Revenue
                                        under Paragraph 1 of Schedule 9 Provided
                                        That the Plan has been approved by the
                                        Company in general meeting;

"the Company"                           means Empeg Limited (registered in
                                        England under number 3561677);

"Control"                               has the meaning ascribed by Section 840
                                        of the Taxes Act;

"Exercise Period"                       means a period designated by or in
                                        accordance with the Rules as the period
                                        during which the relevant Option may be
                                        exercised;

"Expected Retirement Date"              means the date on which the Board
                                        expects a Qualifying Employee to cease
                                        to be employed by the Company or an
                                        Associated Company by reason of
                                        retirement;

"Grant Date"                            means in relation to an Option the date
                                        on which the Option was or is to be
                                        granted;

"the Grantor"                           means the grantor of any Option pursuant
                                        to Rule 5;

"Market Value"                          means the market value of such Share
                                        determined in accordance with the
                                        provisions of Part VIII of the Taxation
                                        of Chargeable

                                        Gains Act 1992 and agreed in advance for the purposes of the Plan with the Inland Revenue Shares Valuation Division;

"Materially Interested Person"          means a director or employee of any one
                                        or more of the Participating Companies
                                        who at any relevant time has, or within
                                        the relevant preceding twelve (12)
                                        months has had, a material interest (as
                                        de fined in Section 187(3) of the Taxes
                                        Act) in the Company or in a company
                                        which has control of the Company or
                                        which is a member of a consortium which
                                        owns the Company, if the Company or any
                                        such company is at any relevant time a
                                        close company for the purposes of
                                        Paragraph 8 of Schedule 9;

"Option" means an option to acquire Shares by purchase or subscription granted (whether by the Company or a third party) pursuant to the Rules;

"Option Certificate"                    means a certificate recording the terms
                                        of grant of an Option in accordance with the Rules;

"Option Holder"                         means any person who holds an Option or
                                        (where the context admits) his legal
                                        personal representative(s);

"Ordinary Resolution"                   means an ordinary resolution of the
                                        Company in general meeting;

"Option to Subscribe"                   means an Option which confers a right to
                                        subscribe for new Shares pursuant to
                                        this Plan;

"Ordinary Share Capital"                has the meaning ascribed by Section
                                        832(1) of the Taxes Act;

"Participating Company"                 means the Company and any company of
                                        which the Company has Control, but
                                        excluding any company which is for the
                                        time being specified by the Board as not being a Participating Company;

"the Plan"                              means this Plan as from time to time
                                        constituted by the Rules;

"Qualifying Employee"                   means any person who devotes
                                        substantially the whole of their working time to the business of the Company and who is not a Materially Interested
                                        Person and who is an employee or
                                        full-time director employed by any one
                                        or more of the Participating Companies
                                        (and for the purposes of this definition a director will be regarded as `full-time' if his terms of employment require him to devote to the duties of his office not less than twenty five
                                        (25) hours per week excluding meal
                                        breaks);

"the Rules"                             means these rules as from time to time
                                        amended;

"Savings-Related Scheme"                means a savings-related share option
                                        scheme as defined in Paragraph 1 of
                                        Schedule 9;

"Schedule 9"                            means Schedule 9 to the Taxes Act;

"Selective Scheme"                      means any share option scheme adopted by
                                        the Company in which participation is
                                        solely at the discretion of the Board
                                        (for the avoidance of any doubt not
                                        being a Savings-Related Scheme);

"Share" means a fully paid irredeemable Ordinary Share in the capital of the Company which complies with Paragraphs 10 to 14 of Schedule 9 and with Rule 8.5 of the Rules;

"The Stock Exchange"                    means the London Stock Exchange Limited;

"Subsidiary"                            means a subsidiary of the Company within
                                        the meaning of Section 736 of the
                                        Companies Act 1985;

"Subsisting Option" and                 means an Option or Option to Subscribe
"Subsisting Option to Subscribe"        (as the case may be) which has not been
                                        exercised to the full extent possible
                                        under the Rules and which has not
                                        lapsed, been cancelled or otherwise
                                        terminated;

"Taxes Act"                             means the Income and Corporation Taxes
                                        Act 1988;

1.2 INTERPRETATION: Where the context so admits the singular includes the plural and each gender includes each other gender.

1.3 STATUTORY PROVISIONS: Any reference to a statutory provision is to be construed as a reference to that provision as for the time being amended or re-enacted.

1.4     CLAUSE HEADINGS shall be ignored in interpretation.

1.5 REFERENCES: Unless otherwise expressly stated, references in the Rules to clauses, subclauses and paragraphs are to the same in the Rules.

1.6 TITLE: The Plan shall be entitled and referred to as the "Empeg Limited Company Share Option Plan 1999".

2.      LIFE OF THE PLAN

        This Plan shall commence on the Commencement Date and (unless previously terminated by a Resolution of the Board or by Ordinary Resolution) shall terminate upon the expiry of ten (10) years from such date. After cessation of employment of the Plan (however it occurs) no further Options shall be granted but cessation of employment shall not affect accrued tights in existence at the date of cessation of employment.

3.      INDIVIDUAL LIMITS

3.1 REVENUE LIMIT: Any Option granted to any Qualifying Employee shall be limited and take effect so that it does not result in the aggregate Market Value of the Shares which he may acquire on the exercise of:

        (a)     the Option; and

        (b)     any other then Subsisting Options; and

        (c) any other then Subsisting options granted under any other share option scheme established by the Company or any Associated Company (being an Approved Scheme but not a Savings-Related Scheme);

        exceeding or further exceeding Pound Sterling 30,000.

3.2 MARKET VALUES: In determining market values for the purposes of this Rule the calculation shall be made by reference to the market value of the relevant shares on the date on which each Option was granted in accordance with the provisions of its respective option scheme.

4.      OVERALL LIMITS

4.1 AGGREGATE LIMIT FOR ALL THE COMPANY'S SHARE SCHEMES: Subject to any adjustment made by the Board either with the prior approval of an Ordinary Resolution or under Rule 11, no Option to Subscribe shall be granted or (if it is purported to grant the same) shall have been granted if such grant would result in the aggregate of:

        (a) the number of Shares which have been issued or remain to be issued on the exercise of Options to Subscribe; and

        (b) the number of Shares which have been issued or remain to be issued on the exercise of Options to Subscribe granted in the ten (10) years ending on the relevant Grant Date pursuant to any other employee share option scheme established by the Company; and

        (c) the number of Shares which have been issued otherwise than on the exercise of options in the ten (10) years ending on the relevant Grant Date pursuant to any other employee share scheme established by the Company;

        exceeding or further exceeding such number of Shares as represents ten per cent (10%) of the then issued Ordinary Share Capital of the Company.

4.2 COMPANY SELECTIVE SHARE SCHEME LIMIT: Subject to any adjustment made by the Board either with the prior approval of an Ordinary Resolution or under Rule 11 no Option to Subscribe shall be granted or (if it is purported to grant the same) shall have been granted if such grant would result in the aggregate of:

        (a) the number of Shares which have been issued or remain to be issued on the exercise of Options to Subscribe; and

        (b) the number of Shares which have been issued or remain to be issued on the exercise of Options to Subscribe granted in the period of ten (10) years ending on the relevant Grant Date pursuant to any other Selective Scheme;

        exceeding or further exceeding such number of Shares as represents ten per cent (10%) of the then issued Ordinary Share Capital of the Company PROVIDED THAT the number of Shares which may be allocated on any day during the period of four years immediately following the Commencement Date shall not when added to the aggregate of the number of Shares which have been allocated since the commencement of the said period under the Plan and any other Selective Scheme exceed such number as represents two and a half per cent (2 1/2%) of the ordinary share capital of the Company in issue immediately prior to that day.

4.3 ANNUAL LIMIT FOR ALL THE COMPANY'S SHARE SCHEMES: Subject to any adjustment made by the Board either with the prior approval of an Ordinary Resolution or under Rule 11 no Option to Subscribe shall be granted or (if it is purported to grant the same) shall have been granted if such grant would result in the aggregate of:

        (a)     the number of Shares over which such Option would be granted;
                and

        (b) the number of Shares which have been issued or remain to be issued on the exercise of Options to Subscribe granted in the three (3) years preceding the Grant Date of such Option; and

        (c) the number of Shares which have been issued or remain to be issued on the exercise of Options to Subscribe granted in the three (3) years ending on the relevant Grant Date pursuant to any other employee share option scheme established by the Company; and

        (d) the number of Shares which have been issued otherwise than on the exercise of options in the three (3) years ending on the relevant Grant Date under any other employee share scheme established by the Company;

        exceeding or further exceeding such number of shares as represents three per cent (3%) of the then issued Ordinary Share Capital of the Company.

4.4 EXCLUSIONS: For the avoidance of any doubt, in determining the above limits no account shall be taken of any Shares where the right to acquire such shares was released or lapsed without being exercised.

5.      GRANT OF OPTIONS

5.1 BOARD DISCRETION: If in its absolute discretion it thinks fit, the Board may grant or procure the grant of an Option to a Qualifying Employee over such number of Shares as the Board may determine Provided That:

        (a) no Option shall be granted unless and until this Plan becomes an Approved Scheme;

        (b) no Option shall be granted to any person within two (2) years of his Expected Retirement Date;

        (c) if and for so long as the Shares are admitted to the Official List of The Stock Exchange, or are dealt in on the Alternative Investment Market of the Stock Exchange, the Board may grant Options only during a period of forty two (42) days commencing on the day following the occurrence of any of the following events:

                (i)     the Commencement Date;

                (ii) an announcement by the Company of its results for any year, half-year or other period; or

                (iii) any day on which the Board resolve that exceptional circumstances exist which justify the grant of Options;

                but not on or before the fourth day on which The Stock Exchange is open for business during such period.

                If the grant of any option is prevented by statute, order, regulation or government directive, or by any code adopted by the Company based on the London Stock Exchange's model code for securities transactions by directors of listed companies, then the Board may grant Options within the period of 42 days after the lifting of such restrictions;

        (d) No Option shall be granted more than 30 days after the date on which the Market Value of the Shares to be subject to the Option was determined.

5.2 ACQUISITION PRICE: Subject to Rules 10 and 11, the price at which each Share subject to an Option may be acquired on the exercise of that Option shall be:

        (a) in the case of an Option to Subscribe, not less than the greater of the nominal value of such Share and its Market Value; and

        (b) in any other case not less than its Market Value and subject thereto shall be such sum as the Grantor shall decide and cause to be stated in that behalf in the relevant Option Certificate.

5.3 PERFORMANCE CONDITION: The grant of any Option shall be made upon such condition or conditions as to exercise from time to time selected by the Board or (as appropriate) the Grantor Provided That any such condition(s) must be objective and specified at the Grant Date.

6.      OPTION CERTIFICATES

6.1 ISSUE: All Options shall be granted by a certificate (duly executed by the Grantor as a deed).

6.2     CONTENT: The Option Certificate shall:

        (a)     state the Grant Date of the Option;

        (b)     state the number of Shares subject to the Option;

        (c) state the Acquisition Price payable for each Share under the Option;

        (d) refer the holder to all the provisions of this Plan and in particular the provisions of Rule 13.5;

        (e) where the exercise of an Option granted will be conditional upon the satisfaction of performance criteria, draw attention to such criteria; and

        (f) subject to these conditions, be in such form as the Board may from time to time prescribe (and the form of the Option Certificate initially proposed to be used for this purpose is set out in the First Schedule).

7.      RENUNCIATION OF OPTIONS

        Any Option may be renounced in whole or in part by the Option Holder by notice in writing to the Company received not later than fourteen (14) days after the Grant Date of that Option in which case the Option shall for all purposes be deemed never to have been granted (and the Form of Renunciation initially proposed to be used for this purpose is set out in the Second Schedule).

8.      RIGHTS TO EXCERCISE OPTIONS

8.1 GENERAL EXERCISE RIGHTS: Subject as otherwise herein provided an Option or (as the case may be) the balance of an Option pursuant to Rule 9.2 ("the Partial Option") may be exercised at any time not less than three
        (3) years after its Grant Date.

8.2 LATEST EXERCISE DATE: No Option shall be capable of exercise after five o'clock in the afternoon (5:00 p.m.) on the day prior to the tenth anniversary of its Grant Date or after such earlier date as may be specified in that respect in the Option Certificate.

8.3 CESSATION OF EMPLOYMENT: The right to exercise an Option shall terminate immediately upon the Option Holder ceasing to be a Qualifying Employee except in the following cases:

        (a) where the holder of a Subsisting Option dies before exercising the Option may be exercised by his personal representatives within twelve (12) months of the date of death;

        (b) where the holder of a Subsisting Option ceases to be a Qualifying Employee by reason of:

                (i) injury or disability (evidenced to the satisfaction of the Board);

                (ii) redundancy (within the meaning of the Employment Rights Act 1996);

                (iii) retirement on or after reaching sixty five (65) years of age;

                (iv) pregnancy (the effective date of such cessation being the date on which the provisions of the Employment Rights Act 1996 cease to apply in respect of that office or employment). For these purposes, an Option Holder who ceases to be a Qualifying Employee by reason of pregnancy or confinement and who exercises her right to return to work under Section 45 of the Employment Rights Act 1996 before exercising her Option(s) under the Plan shall be treated as not having ceased to be such a director or employee;

                (v) the company for which the Option Holder works ceasing to be a Participating Company;

                (vi) the transfer of the undertaking or part-undertaking in which the Option Holder is employed to a person other than a Participating Company;

                then subject to Rule 8.4 and Rules 8.8 to 8.10 the Option may be exercised no later than:

                        (1)     six (6) months after such cessation; or

                        (2) six (6) months after the later of the third anniversary of its Grant Date and the third anniversary of the Option Holder's most recent previous exercise of an option obtained under this or any other Approved Scheme (not being a Savings-Related Scheme) in circumstances in which Paragraphs (a) and (b) of Section 185(3) of the Taxes Act applied and which thereby enjoyed relief from income tax whichever shall allow the longer period;

        (c) where the holder of a Subsisting Option so ceases for any other reason, the Option may be exercised only if the Board consents thereto prior to or at the time of such cessation, in which event it may (and subject to paragraph (a) above must, if at all) be exercised to the extent permitted by the Board.

        PROVIDED THAT if the Board is satisfied that the Option Holder is about to cease to be a Qualifying Employee in the circumstances set out in paragraphs (b) or (c) above on any day, the Option may to the extent permitted by the Board be exercised within the period of twenty-eight
        (28) days immediately preceding that day.

8.4     TAKEOVERS:

8.4.1 EFFECT OF TAKEOVER: If any person (either alone or together with any person acting in concert with him) ("the Offeror") obtains Control of the Company or having such control makes a general offer to acquire all the Shares of the Company (other than those which are already owned by him and/or any person acting in concert with him) ("Takeover"):

        (a) the Company and/or (as appropriate) the Grantor will offer to each holder of a Subsisting Option an offer to permit the exercise of each Option, subject to Rule 8.4.3; and/or

        (b) the Offeror will offer to each holder of a Subsisting Option an offer to replace the Option with a new option pursuant to Rule 10.

8.4.2 THE TAKEOVER NOTICE AND RESPONSE: Upon Takeover, the Company and/or (as appropriate) the Offeror and the Grantor shall forthwith serve on each Option Holder written notice ("the Takeover Notice") of the Takeover and therein shall offer to him one or more of the offers specified in Rule
        8.4.1 and any holder of a Subsisting Option wishing to accept the same must serve on the Company and/or (as appropriate) the Offeror and the Grantor written acceptance thereof ("the Response") within six months of the Takeover Notice or such shorter period (being not less than three months) as the Company and the Offeror (with the agreement of the Grantor as appropriate) shall agree.

8.4.3 PERMITTED EXERCISE RIGHTS FOLLOWING TAKEOVER: Following Takeover each Subsisting Option shall be capable of exercise only in response to an offer made pursuant to Rule 8.4.2 only in respect of all of the Shares over which the Option was granted if at the time of Takeover the Option Holder was a Qualifying Employee and otherwise in respect of not more than that number of Shares over which the Option could have been exercised at the time the Option Holder ceased to be a Qualifying Employee.

8.4.4 MEANING OF CONTROL AND CONCERT IN RULE 8.4: For the purposes of Rule 8.4 (and only for such purpose):

        (a) a person shall be deemed to have obtained Control of the Company if he and others acting in concert with him have together obtained Control of the Company; and

        (b) persons acting in concert comprise persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition by any of them of shares in the Company, to obtain or consolidate Control of the Company.

8.4.5 PRIORITY OF TAKEOVER RIGHTS: Immediately upon Takeover the provisions of Rule 8.4 and the rights of Option Holders thereunder shall apply to the exclusion of any and all other rights to exercise Options under Rules 8.1, 8.3, and 8.5 to 8.7 save that an Option shall in no circumstances be capable of exercise more than twelve (12) months after the date of the Option Holder's death.

8.5 RECONSTRUCTIONS: If under Section 425 of the Companies Act 1985 the court sanctions a compromise or arrangement between the Company and its members proposed for the purposes of, or in connection with, a scheme for the reconstruction of the Company or its amalgamation with any other company or companies, then:

        (a) each Participant may exercise his Option at any time and from time to time in the period starting with the date upon which the compromise or arrangement is sanctioned by the court and ending with the earlier of the date upon which it becomes effective and the date which is six months after the date on which it is sanctioned, and

        (b) upon the compromise or arrangement becoming effective, all Options shall, subject to Rule 10, lapse.

8.6 COMPULSORY PURCHASE: If any person becomes bound or entitled to acquire Shares in the Company under Sections 428 to 430F of the Companies Act 1985, any Subsisting Option (subject to Rules 8.4, 8.10 and 10) may be exercised at any time while that person remains so bound or entitled.

8.7 VOLUNTARY WINDING UP: Subject to Rules 8.4, 8.10 and 10 if the Company passes a resolution for voluntary winding up, any Subsisting Option may be exercised within six (6) months of the passing of the resolution.

8.8 MATERIAL INTEREST: An Option may not be exercised at any time when the holder is a Materially Interested Person.

8.9 PERFORMANCE CONDITIONS: An Option may not be exercised until the performance criteria applying pursuant to Rule 5.3 are satisfied Provided That nothing in this Rule shall prevent the exercise of an
        Option:

        (a)     pursuant to Rules 8.3(a), 8.3(b)(i)(ii)(iv)(v)(vi), 8.3(c), 8.4,
                8.5, 8.6 or 8.7; or

        (b)     granted pursuant to Rule 10; or

        (c) where prior to exercise events cause the Board and (as the case may be) the Grantor to consider that the satisfaction of different conditions (being no more difficult for the Option Holder to satisfy) prior to exercise of the Option would be a fairer measure of the performance of the Option Holder and acting fairly and reasonably the Board varies such condition, and such varied condition has been satisfied.

8.10 LAPSE OF RIGHTS: Save to the extent then already exercised, an Option shall lapse and cease to be exercisable on the earliest of the following:

        (a) at five o'clock in the afternoon (5:00 p.m.) on the day prior to the tenth anniversary of its Grant Date or on such earlier dates as may be specified in that respect in the Option Certificate;

        (b) at five o'clock in the afternoon (5:00 p.m.) on the expiry date of any Exercise Period;

        (c) upon the Option Holder ceasing to be a Qualifying Employee for any reason other than those reasons specified in Rules 8.3 and 8.4;

        (d) upon a resolution being passed or an order being made by the Court for the compulsory winding up of the Company;

        (e) if the Option Holder is adjudicated bankrupt or enters into a scheme of arrangement or compromise with his creditors at such time (if any) as the Board may determine; or

        (f) save to the extent permitted pursuant to these Rules immediately upon the Option Holder purporting to transfer, assign or charge his Option or otherwise doing or omitting to do anything as a result of which he ceases to be the legal and beneficial owner of the Option.

9.      EXERCISE OF OPTION

9.1 NOTICE: Subject to Rules 8 and 9.2, an Option (whether granted by the Company or a third party) may be exercised in respect of all or any part of the Shares which are subject to it by delivery of a notice in writing to the Secretary of the Company or its duly appointed agent during the relevant Exercise Period or in accordance with Rules 8 and 10. The Notice exercising the Option shall be given in such form and manner, not inconsistent with these Rules, as the Board or (as the case may be) the Grantor may determine (and the form of such notice initially proposed to be used for this purpose is set out in the Third Schedule). In respect of Options granted otherwise than by the Company any such notice (or remittance enclosed therewith) shall be received by the Company for and on behalf of the Grantor.

9.2 PARTIAL EXERCISE: Save with the consent of the Board, an Option may not be exercised in respect of less than twenty per cent (20%) of the Shares originally subject to the Option unless the Option is exercised in respect of all the Shares then subject to the Option. Subject thereto, on any partial exercise the balance shall remain exercisable on the same terms as previously applied to the whole Option and a certificate for the balance shall be issued forthwith. Any partial exercise must be made during the relevant Exercise Period.

9.3 ALLOTMENT: Subject to the Rules, within twenty-eight (28) days following receipt of a notice constituting a valid exercise of an Option (and complying with the provisions of Rule 9.1) and the appropriate remittance, the Grantor shall allot, issue or transfer or (as the case may be) cause to be allotted, issued or transferred to the Option Holder or (as the case may be) his personal representatives the Shares which are the subject of such notice.

9.4 SHARE CERTIFICATES: As soon as reasonably practicable after such allotment or transfer of Shares under the Plan, the Company shall issue to such Option Holder or his personal representatives a definitive share certificate in respect of the Shares so allotted or transferred.

9.5 RANKING OF SHARES: Save for any rights determined by reference to a date preceding the date of allotment or transfer, the Shares so issued or transferred shall rank pari passu with the other shares of the same class in issue at the date of allotment or transfer and shall carry all rights attaching thereto at that date.

9.6 APPLICATION FOR QUOTATION: In respect of all Shares issued under the Plan at a time when Shares are dealt with on the Alternative Investment Market of The Stock Exchange the Company shall apply to The Stock Exchange for the grant of permission to deal with such Shares thereon and in respect of all Shares issued under the Plan at a time when the Shares are listed on The Stock Exchange the Company shall apply to The Stock Exchange for such shares to be admitted to the Official List.

10.     EXCHANGE OF OPTIONS ON A TAKEOVER

10.1 REPLACEMENT OF OPTIONS: If any company ("the Acquiring Company") obtains or consolidates Control of the Company, or becomes bound or entitled to acquire shares in the Company within any of the sets of circumstances specified in Paragraphs 15(1)(a), (b) or (c) of Schedule 9, then, subject to Rule 8.4.2, upon an offer on the basis specified in paragraph
        (b) of Rule 8.4.1 being made to Option Holders pursuant to Rule 8.4.2 any Option Holder at any time within the period specified in Paragraph 15(2) of Schedule 9 by agreement with the Acquiring Company may release his option ("the Old Option") in consideration of the grant to him of an option ("the New Option") which:

        (a) relates to shares in a different company (whether the Acquiring Company itself or some other company) which on the assumption that the Acquiring Company were the Grantor would be a company falling within Paragraph 10(b) or (c) of Schedule 9;

        (b) is a right to acquire such number of such shares as on acquisition of the New Option has an aggregate Market Value equal to the aggregate Market Value of the Shares subject to the Old Option on its release;

        (c) has an acquisition price per Share such that the aggregate price payable on complete exercise equals the aggregate Acquisition Price which would have been payable on complete exercise of the Old Option;

        (d) for the avoidance of doubt is free from any performance conditions specified in or pursuant to the Rules (those having lapsed pursuant to Rule 8.9); and

        (e) is otherwise equivalent to the Old Option (as defined in Paragraph 15(3) of Schedule 9).

        The New Option shall, for all other purposes of this Plan, be treated as having been acquired at the same time as the Old Option and, following release of the Old Option and the grant of the New Option, for the purposes of applying the Rules thereto:

                (i) "Company" and "Shares" in relation to the New Options shall be construed as if references to the Company and to the Shares were references to the Acquiring Company and to shares in the Acquiring Company or (as the case may be) to the other company's shares to which the New Options relate and to the shares in the other company; and

                (ii) "Board" shall mean the board of directors of that company or a duly constituted committee thereof.

10.2 OPTION CERTIFICATES: Upon grant of the New Option, a new Option Certificate shall be issued accordingly and the First and Third Schedules shall be amended mutatis mutandis.

10.3 LAPSE OF OPTIONS: Subject to a release being effected pursuant to Rule 10.1, all Options shall automatically lapse and cease to be exercisable.

10.4 NO IMMEDIATE EXERCISE: For the avoidance of doubt, where in accordance with Rule 10.1. Subsisting Options are released and New Options granted, the New Options shall not be exercisable in accordance with Rule 8.4 by virtue of the event on which the New Options were granted.

11.     VARIATION OF CAPITAL

11.1 ADJUSTMENT: Subject as provided in Rules 11.2 and 11.3, in the event of any capitalization issue, rights issue, sub-division, consolidation or reduction of share capital or any other variation in capital, the Board and (as appropriate) the Grantor may make such adjustments as shall be fair and reasonable in all the circumstances to:

        (a)     the number or nominal value of Shares mentioned in Rule 4;
                and/or

        (b)     the number or nominal value of Shares comprised in any Option;
                and/or

        (c)     the Acquisition Price payable for Shares subject to any Option;

        Provided Always That the aggregate amount payable on the exercise of an Option in full shall not thereby be increased no adjustment shall cause any of the conditions of the approval of the Plan under Schedule 9 to be thereby breached and the Acquisition Price payable on subscription for new Shares shall never be less than the nominal value of the Share to which it relates.

11.2 AUDITORS' CONFIRMATION: Except in the case of a capitalization issue no adjustment under Rule 11.1 shall take effect without prior confirmation in writing by the Auditors that the adjustment is in their opinion fair and reasonable in all the circumstances.

11.3 INLAND REVENUE APPROVAL: No adjustment under Rule 11.1 shall take effect without prior confirmation in writing by the Board of the Inland Revenue approving such proposed adjustment.

11.4 NOTICE OF ADJUSTMENT: As soon as reasonably practicable after making any adjustment under Rule 11.1 the Board and (as appropriate) the Grantor shall give notice in writing to every Option Holder thereby affected specifying the adjustments made insofar as they affect him and (subject to Rules 11.2 and 11.3) such notice shall be binding upon the Option Holder in the absence of manifest error Provided That where pursuant to paragraphs 11.1(b) or 11.1(c) an adjustment is made to the terms of an Option prior to the issue of an Option Certificate pursuant to Rule 6, the certificate shall set out details of the Option as so adjusted and shall be deemed to be sufficient notice of the adjustment for the purpose of this Rule.

12.     ADMINISTRATION AND ALTERATION

12.1 DISCRETION OF THE BOARD: The Board as it thinks fit shall have power from time to time to make and vary such regulations (not being inconsistent with the Rules) for the implementation and administration of this Plan.

12.2 BOARD DECISIONS: Save in respect of matters to be confirmed by the Auditors in accordance with these Rules, the decision of the Board shall be final and binding in all matters relating to this Plan and on any dispute or disagreement as to the interpretation of the Plan or of any rule, regulation or procedure or as to any question or right arising out of or in respect of the Plan.

12.3 AMENDMENTS: Subject to Rule 12.4, this Plan may be amended in any respect by resolution of the Board PROVIDED THAT:

        (a) no amendment shall take effect which would be to the advantage of participants (except for minor amendments to benefit the administration of the Plan, to take account of a change in legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for participants in the Plan or for the Company or members of its Group) without prior approval of an Ordinary Resolution; and

        (b) no amendment shall take effect which would cause this Plan to cease to be an Approved Scheme.

12.4 INLAND REVENUE CONSENT: No amendment to these Rules shall take effect until approved by the Board of the Inland Revenue.

12.5 RIGHTS OF OPTION HOLDERS: No amendments shall be made to the Plan which would have the effect of abrogating or prejudicially affecting any of the subsisting rights of Option Holders except with such consent on their part as would be required by the provisions of the Company's Articles of Association if the shares to be issued on the exercise of the Options were so issued and constituted a separate class of share capital and if such provisions applied mutatis mutandis thereto.

12.6 NOTICE OF ALTERATION: As soon as reasonably practicable after making any alteration or addition under this Rule the Board shall give notice in writing thereof to any Option Holder who is thereby affected.

12.7 CIRCULARS: The Company shall not be obliged to provide Qualifying Employees or Option Holders with copies of any notices, circulars or other documents sent to shareholders of the Company.

12.8 COST: The cost of establishing and operating the Plan shall be borne by the Participating Companies in such proportions as the Board shall determine.

13.     GENERAL

13.1 AVAILABILITY OF SHARES: The Company shall at all times take account of the need for there to be available sufficient Shares to satisfy the exercise to the full extent still possible of all Subsisting Options taking account of any other obligations of the Company to issue unissued Shares and of the availability of existing unissued Shares.

13.2    EMPLOYMENT RIGHTS:

13.2.1 EFFECT OF PARTICIPATION: This Plan shall not form part of any contract of employment between any Participating Company and any employee of any such company and the rights and obligations of any individual under the terms of his office or employment with the Company or any Participating Company shall not be affected by his participation in the Plan or any right which he may have to participate therein.

13.2.2 EFFECT OF LOSS OF OFFICE: Participation in the Plan shall be on the express condition that:

        (a) neither it nor cessation of participation shall afford any individual under the terms of his office or employment with the Company or any Participating Company any additional or other rights to compensation or damage; and

        (b) no damages or compensation shall be payable in consequence of the cessation of employment of such office or employment or for any other reason whatsoever to compensate him for the loss of any rights he would otherwise have had (actual or prospective) under the Plan howsoever arising but for such cessation of employment; and

        (c) by applying for an Option he shall be deemed irrevocably to have waived any such rights to which he may otherwise have been entitled.

13.3 NON-ADMISSION: No Qualifying Employee shall have any claim against a Participating Company arising out of his not being admitted to participation in the Plan which (for the avoidance of all if any doubt) is entirely within the discretion of the Board.

13.4 CONSEQUENCE OF LAPSE: No Option Holder shall be entitled to claim compensation from any Participating Company or the Grantor in respect of any sums paid by him pursuant to the Plan or for any diminution or extinction of his rights or benefits (actual or otherwise) under any Option held by him consequent upon the lapse for any reason of any Option held by him or otherwise in connection with the Plan and the Company and each Participating Company shall be entirely free to conduct its affairs as it sees fit without regard to any consequences under, upon or in relation to the Plan or any Option or Option Holder.

13.5 TRANSFER, ASSIGNMENT OR CHARGE: All Options granted to Qualifying Employees are personal rights which cannot be transferred, assigned or charged in any circumstances whatsoever save as set out in Rule 10.1 and any purported transfer, assignment or charge (save as aforesaid) shall cause the Option to lapse immediately.

13.6 CESSATION OF EMPLOYMENT: The Board may terminate the Plan at any time but Options granted prior to such cessation of employment shall continue to be valid and exercisable in accordance with the Rules, which shall continue to apply thereto.

13.7 STATUS OF AUDITORS: In any matter in which they are required to act under the Plan, the Auditors shall act as experts and not as arbitrators and their decessation of employment of the matter referred to them shall be final and conclusive.

13.8 NOTICES: Any notice or other communication required to be given pursuant to the terms of the Plan shall be sent:

        (a) in the case of any Participating Company by personal delivery or by first-class post to such company at its registered office and shall be effective upon receipt;

        (b) in the case of the Grantor by personal delivery or by first class post to the Company at its registered office and shall be effective upon receipt; and

        (c) in any other case, by personal delivery or by delivery or sending the same by first-class post to the addressee's address last known to the Company or to the address of the place of business from which he performs the whole or substantially the whole of his duties of his office or employment (and notice to the personal representatives of a deceased Option Holder shall be effectively given if given personally or if left at or sent by first class post addressed to the Option Holder and delivered or sent by post accordingly) and where such notice or other communication is given by post it shall be deemed to have been received no later than forty-eight (48) hours after it was put into the post properly addressed and stamped.

13.9 LAW: The Plan and all Options shall be governed by and construed in accordance with English Law.

                               THE FIRST SCHEDULE

                          EMPEG LIMITED (the "Company")

                                  EMPEG LIMITED
                             SHARE OPTION PLAN 1999
                                  (the "Plan")

                               OPTION CERTIFICATE


THE DOCUMENT IS IMPORTANT A form of notice for use by the Option Holder for the exercise of the Option is set out overleaf.

THIS IS TO CERTIFY that, on the Grant Date stated below, the undermentioned Option Holder was granted in accordance with the Plan an Option to acquire by subscription or purchase the undermentioned number of Ordinary Shares of [Pound Sterling] each in the capital of the Company at the Acquisition Price per share stated below and subject to the Performance Conditions set out below.

The Option is personal to the Option Holder and may not be transferred, assigned, mortgaged, pledged or otherwise disposed of by him or her.

The Option is exercisable subject to and in accordance with the terms of the Plan by the undermentioned date at the latest.

Any Shares acquired by you pursuant to the Plan will be subject to the Memorandum and Articles of Association of the Company.

If you are to avoid a charge to income tax on the exercise of an Option then in addition to complying with the Rules and the terms of the Option the exercise must take place:

(1) not less than three (3) and not more than ten (10) years after the date on which the Option was granted; and

(2) not earlier than three (3) years following your latest previous exercise of an Option obtained under this or any other Scheme approved under the Income and Corporation Taxes Act 1988 (not being a Savings Related Scheme) and which enjoyed relief from income tax.

Option Certificate Number:                  [                      ]

Name and Address of Option Holder:          [                      ]

Grant Date:                                 [                      ]

Original Number of Ordinary Shares
under this Option:                          [                      ]

Number of Shares acquired to date
under this Option:                          [                      ]

Balance of Shares available under
this Option:                                [                      ]

Acquisition Price per Share:                [                      ]

First Date for Exercising Option:           [                      ]

Last Date of Exercising Option:             [                      ]

Exercise Conditions:                        [As set out in Appendix]

Certificate Date:                           [                      ]

PERFORMANCE CONDITIONS

Your attention is particularly drawn to the provisions of Rule 5.3 and 13.5 of the Rules of the Plan.



EXECUTED as a DEED and DELIVERED            )
on the date hereof for and on               )
behalf of THE COMPANY                       )


                                            ------------------------------------
                                            Director


                                            ------------------------------------
                                            Director/Secretary


[ON COPY]

I hereby acknowledge my understanding of and agreement to the terms on which the option is granted.


---------------------------------------
Signed (Employee)

                               THE SECOND SCHEDULE

                                  EMPEG LIMITED
                         COMPANY SHARE OPTION PLAN 1999
                                  (the "Plan")

                              FORM OF RENUNCIATION


I, the undersigned, being the Option Holder mentioned in the Option Certificate to which this form relates, hereby renounce the Option thereby represented.



Signed by me
            --------------------------------

in the presence of:



Name of Witness
               -----------------------------

Signature of Witness
                    ------------------------
Address of Witness
                  --------------------------

--------------------------------------------

                                                          Date
                                                              ------------------

                               THE THIRD SCHEDULE

                                 EMPEG LIMITED
                         COMPANY SHARE OPTION PLAN 1999
                                  (the "Plan")

                               NOTICE OF EXERCISE

TO:     The Directors,
        Empeg Limited (the "Company")

I/We, being the Holder/personal representative(s) of the holder, of the Option represented by this Certificate:

1. hereby exercise the Option in respect of [ ] Ordinary Shares of [Pound Sterling] each and at the Acquisition Price stated in this Certificate in accordance with and upon the Rules of the Plan. (Insert the number of shares in respect of which the Option is exercised).

2. enclose a remittance for [Pound Sterling] in favour of the Company being payment in full for such shares at the said Acquisition Price.

3. desire such shares on allotment or transfer (as the case may be) to be registered as fully paid in my/our name(s) and agree to hold such shares subject to the Memorandum and Articles of Association of the Company.

4. request that my/our name and address as set out below be entered in the Register of Members of the Company as holder(s) of the Shares in respect of which I/we now exercise the Option and that you issue and send to me/us at the address below at my/our risk a share certificate in respect of such shares, together with a further Option Certificate in respect of the balance of the Shares (if any).

FULL NAME
                  -----------------------------------------
HOME ADDRESS
                  -----------------------------------------

                  -----------------------------------------
SIGNATURE
                  -----------------------------------------
DATE
                  -----------------------------------------

NOTES:

In order to exercise the Option referred to overleaf you should:

(i)     complete and sign this document; and

(ii) return this document, together with your cheque payable to the Company for the aggregate of the Acquisition Price for the Shares in respect of which the Option is exercised, within the prescribed time (as stated ins the Rules) to the Company Secretary.